Exhibit 99.6

JPMorgan Chase Bank, N.A.

131 S Dearborn St, Floor 04

Chicago, IL, 60603-5506

November 14, 2023

Henry Schein Inc.

135 Duryea Road

Melville, New York, 11747

Attn: Michael Amodio, Vice President and Treasurer

Limited Waiver

Ladies and Gentlemen:

Reference is hereby made to that certain Second Amended and Restated Credit Agreement, dated as of July 11, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Henry Schein, Inc., a Delaware corporation, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties from time to time party thereto. Capitalized terms used in this waiver letter (“Waiver Letter”) but not defined herein shall have the respective meaning ascribed to them in the Credit Agreement.

You have requested an extension of the time required to deliver your unaudited financial statements with respect to the fiscal quarter ended September 30, 2023, pursuant to Section 7.1(b) of the Credit Agreement. The Majority Lenders hereby agree to extend the due date for the above items to December 8, 2023 (or such later date as the Administrative Agent may agree in its sole discretion).

Except as specifically set forth herein, nothing contained in this Waiver Letter shall amend, modify or alter any term or condition of the Credit Agreement or any of the Loan Documents. This Waiver Letter may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Waiver Letter by electronic mail or by .pdf shall be effective as delivery of a manually executed counterpart of this Waiver Letter. This Waiver Letter and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Lender

By:	/s/ James Kyle O’Donnell
Name: James Kyle O’Donnell
Title: Vice President

[Signature Page – Waiver Letter (Second Amended and Restated Credit Agreement)]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Michael West
Name: Michael West
Title: Senior Vice President

[Signature Page – Waiver Letter (Second Amended and Restated Credit Agreement)]

TD BANK, N.A.,
as a Lender

By:	/s/ Steve Levi
Name: Steve Levi
Title: Senior Vice President

[Signature Page – Waiver Letter (Second Amended and Restated Credit Agreement)]

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Martha Novak
Name: Martha Novak
Title: Senior Vice President

[Signature Page – Waiver Letter (Second Amended and Restated Credit Agreement)]

UNICREDIT BANK AG, NEW YORK BRANCH,
as a Lender

By:	/s/ Kimberly Sousa
Name: Kimberly Sousa
Title: Managing Director

By:	/s/ Jakub Gazi
Name: Jakub Gazi
Title: Senior Associate

[Signature Page – Waiver Letter (Second Amended and Restated Credit Agreement)]

THE BANK OF NEW YORK MELLON,
as a Lender

By:	/s/ Luke Daly
Name: Luke Daly
Title: Vice President

[Signature Page – Waiver Letter (Second Amended and Restated Credit Agreement)]

ING BANK N.V., DUBLIN BRANCH,
as a Lender

By:	/s/ Cormac Langford
Name: Cormac Langford
Title: Director

By:	/s/ Louise Gough
Name: Louise Gough
Title: Vice President

[Signature Page – Waiver Letter (Second Amended and Restated Credit Agreement)]

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Dennis Tybor
Name: Dennis Tybor (23307)
Title: Senior Vice President

[Signature Page – Waiver Letter (Second Amended and Restated Credit Agreement)]

BNP PARIBAS,
as a Lender

By:	/s/ John Bosco
Name: John Bosco
Title: Managing Director

By:	/s/ Adam Caretti
Name: Adam Caretti
Title: Director

[Signature Page – Waiver Letter (Second Amended and Restated Credit Agreement)]

MUFG BANK, LTD.,
as a Lender

By:	/s/ Reema Sharma
Name: Reema Sharma
Title: Authorized Signatory

[Signature Page – Waiver Letter (Second Amended and Restated Credit Agreement)]

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED,
as a Lender

By:	/s/ Cynthia Dioquino
Name: Cynthia Dioquino
Title: Director

[Signature Page – Waiver Letter (Second Amended and Restated Credit Agreement)]

ACKNOWLEDGED AND AGREED:

HENRY SCHEIN, INC.,
as Borrower

By:	/s/ Michael Amodio
Name:	Michael Amodio
Title:	Vice President and Treasurer

[Signature Page – Waiver Letter (Second Amended and Restated Credit Agreement)]